UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE PRE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Proxy Statement – Subject to Completion

CareCloud, Inc.

7 Clyde Road

Somerset, NJ 08873

Notice of Special Meeting Of Series A Preferred Shareholders To Be Held August 23, 2024

July 9, 2024

To our Series A Preferred Shareholders:

We will hold a Special Meeting of Series A Preferred Shareholders (the “Special Meeting”) of CareCloud, Inc., a Delaware corporation, on Friday, August 23, 2024, at 11:00 a.m., Eastern Time at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873. At the Special Meeting, Series A Preferred Shareholders will be asked to:

1.	Approve an amendment to our Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A to the attached proxy statement (the “Amendment”); and

2.	Approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal.

As a holder of Series A Preferred Stock, you will be entitled to vote on proposals 1 and 2 above.

A proxy statement describing the matters to be considered at the Special Meeting to which you will be entitled to vote is attached to this notice. The proxy materials will be first sent or given to shareholders on or about July 9, 2024. Our Board of Directors has established the close of business on July 5, 2024, as the record date for determining the Series A Preferred Shareholders entitled to notice of and to vote at the Special Meeting, and any adjournment or postponement thereof. A list of Series A Preferred Shareholders of record will be available for inspection at our Special Meeting, and during normal business hours at least ten days prior thereto, at our corporate office located at 7 Clyde Road, Somerset, NJ 08873.

Beneficial owners, owners of Series A Preferred Stock whose shares are held of record by a broker, will receive instructions from your broker or other nominee describing how to vote your shares.

Your vote is important. Whether you plan to attend the Special Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying card in the provided postage-paid envelope or instruct us via the Internet as to how you would like your shares voted. Instructions are on the proxy card. This will ensure representation of your shares if you are unable to attend.

Sincerely,

/s/ Norman S. Roth
Norman S. Roth
Interim Chief Financial Officer and Assistant Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SERIES A PREFERRED STOCKHOLDER MEETING TO BE HELD ON AUGUST 23, 2024.

The Notice of the Special Meeting of Series A Preferred Stockholders and our Proxy Statement for the Special Meeting, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and explanatory materials are available at http://www.viewproxy.com/carecloud/2024sm.

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NOTICE OF SPECIAL MEETING OF SERIES A PREFERRED SHAREHOLDERS

TO BE HELD ON AUGUST 23, 2024

TIME

11:00 a.m., Eastern Time, on

Friday, August 23, 2024

PURPOSE

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of CareCloud, Inc., a Delaware corporation (the “Company”), of proxies from the holders of record of our 11% Series A Cumulative Redeemable Perpetual Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), at the close of business on July 5, 2024, for use in voting at the Special Meeting of Series A Preferred Shareholders (the “Special Meeting”) to be held on Friday, August 23, 2024 at 11:00 a.m., Eastern Time.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR:

(1) approval of an amendment to the Company’s Certificate of Designations, Preferences and Rights of 11.00% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A (the “Amendment”), which will be effective when and if the Board files the Amendment with the Secretary of State of the State of Delaware (the “Preferred Stock Proposal”); and

(2) approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”).

DOCUMENTS

This Notice is only an overview of the proxy statement and proxy card included in this mailing which is also available at http://www.viewproxy.com/carecloud/2024sm. The Notice of Internet Availability will be mailed to shareholders on or about July 9, 2024.

PLACE

The Company’s principal executive offices are located at 7 Clyde Road, Somerset, NJ 08873.

RECORD DATE

Owners of shares of the Company’s Series A Preferred Stock, as of the close of business on July 5, 2024, will receive notice of and be entitled to vote at the Special Meeting and any adjournments.

VOTING

Even if you plan to attend the Special Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Assistant Corporate Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Special Meeting, you may revoke your proxy and vote in person on each matter brought before the Special Meeting. You may also vote over the Internet using the Internet address on the proxy card. To be considered, all votes must be received by midnight on August 21, 2024.

Norman S. Roth

Interim Chief Financial Officer and Assistant Corporate Secretary

Dated: July 9, 2024

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QUESTIONS AND ANSWERS

Q: When and where is the Special Meeting?

A: The Company’s Special Meeting of Series A Preferred Shareholders will be held at 11:00 a.m., Eastern Time, Friday, August 23, 2024, at our principal executive offices at 7 Clyde Road, Somerset, NJ 08873.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement, our Annual Report and our Quarterly Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

Q: Who is entitled to vote?

A: You are entitled to vote at the Special Meeting if the Company’s records on July 5, 2024 (the “record date”) show that you owned the Company’s Series A Preferred Stock on such date. As of July 5, 2024, there were 4,526,231 shares of Series A Preferred Stock outstanding.

Q: What will I likely be voting on?

A: There are two proposals that are expected to be voted on at the Special Meeting, which are (i) to approve an amendment to the Company’s Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock Certificate”) in the form set forth in Appendix A (the “Amendment”), which will be effective when and if the Board files the Amendment with the Secretary of State of the State of Delaware (the “Preferred Stock Proposal”) and (ii) to approve of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”). As of the date of this Proxy Statement, the Company was not aware of any additional matters to be raised at the Special Meeting.

Q: What is the Board’s recommendation?

A: The Board of Directors recommends that you vote your shares:

–	FOR the approval of the Preferred Stock Proposal.
–	FOR the approval of the Adjournment Proposal.

Q: How many votes is each share entitled to?

A: Each share of Series A Preferred Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

Q: Do I need a ticket to attend the Special Meeting?

A: Yes. Retain the top of the proxy card as your admission ticket. One ticket will permit two persons to attend. If your shares are held through a broker, contact your broker and request that the broker provide you with evidence of share ownership. This documentation, when presented at the registration desk at the Special Meeting, will enable you to attend the Special Meeting.

Q: How do proxies work?

A: The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Special Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in accordance with our recommendations above.

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Q: How do I vote?

A: You may:

●	Vote by marking, signing, dating, and returning a proxy card;

●	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote via the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies; or

●	Vote in person by attending the Special Meeting. We will distribute written ballots to any shareholder who wishes to vote in person at the Special Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Q: Do I have to vote?

A: No. However, we strongly encourage you to vote.

Q: What does it mean if I receive more than one proxy card?

A: If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by Internet, please vote each proxy card you receive.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may use its discretion to vote your shares on “routine matters.” For any “non-routine matters” being considered at the Special Meeting, your broker or other nominee would not be able to vote on such matters.

Under the rules and interpretations of the NYSE (which by extension apply to all United States brokers, even though the Company’s Common Stock and Series A Preferred Stock are listed on The Nasdaq Global Market), “non-routine matters” are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and executive compensation, including say-on-pay advisory shareholder votes on executive compensation and say-on-frequency advisory shareholder votes on executive compensation.

The Preferred Stock Proposal is considered a “non-routine matter” and the Adjournment Proposal is considered a “routine matter.” Therefore, your broker or other nominee is not entitled to vote your shares on the Preferred Stock Proposal without your instruction, but will have discretion to vote on the Adjournment Proposal without your instruction.

Q: Can I change my vote?

A: Yes. You may revoke your proxy and change your vote before the Special Meeting by submitting a new proxy card with a later date, by casting a new vote via the Internet, by notifying the Company’s Assistant Corporate Secretary in writing, or by voting in person at the Special Meeting. If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy.

Q: What is a quorum?

A: A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Special Meeting. At least a majority of the outstanding shares eligible to vote must be represented at the Special Meeting, either in person or by proxy, in order to transact business. If less than a quorum is represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Special Meeting in favor of such an adjournment.

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In the event a quorum is present at the Special Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares represented at the Special Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Special Meeting in favor of such an adjournment.

Q: Who will tabulate the votes?

A: A representative from our Company, Norman Roth, will tabulate the votes and act as the inspector of election.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Special Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Special Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned signed but not marked will be voted as recommended by the Board of Directors.

Q: How do I find out the voting results?

A: Preliminary results are typically announced at the Special Meeting. Final voting results will be reported on a Form 8-K filed with the SEC following the Special Meeting.

Q: How are proposals approved by the security holders?

A: In the approval of the Preferred Stock Proposal, you may vote “For”, ‘Against” or expressly “Abstain”. The Preferred Stock Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will have the effect of votes “against” this proposal.

In the approval of the Adjournment Proposal, you may vote “For”, “Against” or expressly “Abstain” with respect to this proposal. The Adjournment Proposal is considered a routine matter and, as such, brokers have discretion to vote on this proposal without your instruction. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.

Q: Who will bear the costs of this solicitation?

A: Our Board of Directors is making this solicitation on behalf of the Company, and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet; however, you are responsible for Internet access charges you may incur. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Alliance Advisors LLC (“Alliance”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay Alliance a fee of approximately $70,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our Series A Preferred Stock.

Q: What should I do now?

A: You should read this Proxy Statement carefully and promptly submit your proxy card or vote by the Internet as provided on the proxy card to ensure that your vote is counted at the Special Meeting.

Q: How will shares in the Company’s employee benefit plans be voted?

A: If you are or were a participant in the Company’s employee benefit plans, this Proxy Statement is being used to solicit voting instructions from you with respect to shares of our stock that you own but which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that you are entitled to vote will be voted by the plan trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will be voted by the plan trustees in proportion to the voting instructions received for other shares. You must instruct the plan trustees to vote your shares by utilizing one of the voting methods described above.

Q: How do I obtain a copy of the Company’s materials related to corporate governance?

A: The Company’s Corporate Governance materials, charters of each standing Board Committee, Code of Conduct, and other materials related to our corporate governance can be found in the Corporate Governance section of the Company’s website at http://www.viewproxy.com/carecloud/2024sm.

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PROPOSAL 1:  AMENDMENT TO THE SERIES A PREFERRED STOCK CERTIFICATE

General

On May 30, 2024, the Board of Directors adopted resolutions (i) approving the Amendment, in the form set forth in Appendix A attached to this Proxy Statement and (ii) directing that the Preferred Stock Proposal be submitted to our Series A Preferred Shareholders for approval.

If approved by our Series A Preferred Shareholders, the Series A Preferred Stock would be better aligned with the Series B Preferred Stock by (i) introducing the change of control provision afforded to Series B Preferred Shareholders (which will give our Series A Preferred Shareholders the right to exchange some or all of their shares of Series A Preferred Stock for shares of our Common Stock if we do not elect to redeem their shares upon a change of control), and (ii) reducing the dividend from 11% per annum to 8.75% per annum. Additionally, an exchange feature would be added to the Series A Preferred Stock enabling the Company’s board of directors to exchange Series A Preferred Stock for Common Stock as more fully described in the Amendment attached in Appendix A, and in accordance with all applicable laws, rules and regulations, including the Delaware General Corporation Law, federal securities laws, and the applicable listing rules for any U.S. securities exchange for which the Corporation has listed its Series A Preferred Stock and/or Common Stock (the “Exchange”).

Reasons for the Amendment

We originally issued the Series A Preferred Stock in a series of public offerings beginning in the fiscal year ended December 31, 2015, as well as for payment of certain acquisitions and for employee and management compensation. The proceeds from the public offerings were used to fund certain acquisitions and to provide working capital and for other general corporate purposes.

The Board believes that aligning the terms of the Series A Preferred Stock to have the same rights and protections as the Series B Preferred Stock, while lowering the respective dividend rate and providing the Company with the right to implement an Exchange, is in the best interests of the Company, the preferred shareholders and the common shareholders. The Amendment provides the Series A Preferred Shareholders with similar change of control provisions afforded to the Series B Preferred Shareholders, which currently does not exist for the Series A Preferred Shareholders, thereby protecting the Series A Preferred Shareholders’ liquidity and exchangeability in the event of a sale transaction where the Series A Preferred Stock is not redeemed and left in place.

Risks Associated with the Amendment

There are certain risks associated with the Amendment, and we cannot accurately predict or assure you that the Amendment, if approved, will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our preferred shareholders outweigh the risks and recommends that you vote in favor of the Preferred Stock Proposal.

Under the Preferred Stock Proposal, holders of the preferred stock are forfeiting certain rights.

If shares of Series A Preferred Stock are exchanged into shares of Common Stock upon an Exchange pursuant to the Amendment, holders of Series A Preferred Stock will lose certain rights including the following:

●	the right to receive monthly dividends, and
●	the preference to distributions upon the liquidation of the Company, which currently amounts to $25.00 per preferred share plus accumulated and unpaid dividends (which currently amounts to $1.83 per preferred share).

As noted above, under the Preferred Stock Proposal, the dividend rate of the Series A Preferred Stock will be reduced from 11% per annum to 8.75% per annum prospectively and the holders of the Series A Preferred Stock are forfeiting the right to receive such higher dividend rate.

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The Preferred Stock Proposal could result in adverse tax consequences for the Company.

The issuance of new Common Stock in exchange for the Series A Preferred Stock could result in a change in control for U.S. federal income tax purposes. Accordingly, our ability to utilize existing net operating losses to offset future taxable income could be limited pursuant to Section 382 of the Internal Revenue Code. This could result in greater U.S. federal cash income taxes payable than would otherwise be the case.

Procedures for and Effects of the Amendment

If the Series A Preferred Shareholders approve the Preferred Stock Proposal, the Board, in its sole discretion at any time, may determine to cause the Amendment, in the form attached to this Proxy Statement as Appendix A, to be filed with the Delaware Secretary of State and effect the new terms of the Series A Preferred Stock. Even with stockholder approval of the Preferred Stock Proposal, the Board may determine, in its sole discretion, not to proceed with the Amendment. No further action on the part of the Preferred Shareholders will be required to either implement or abandon the Amendment. If the Amendment has not been filed with the Secretary of State of the State of Delaware within 45 days following approval of the Preferred Stock Proposal, then our Board will have been deemed to have abandoned the Amendment.

Upon filing of the Amendment, each outstanding share of Series A Preferred Stock will have terms similar to the Series B Preferred Stock and be subject to a mandatory exchange.

Determination of the Mandatory Exchange Terms

In reaching its conclusion that the Preferred Stock Proposal is in our best interests and the best interests of all our shareholders, the Board consulted our management, legal counsel, and financial advisors regarding the ratio of the Exchange, relied on the experience of members of the Board, and considered a number of factors, including the following material factors:

●	The recent market values of the Series A Preferred Stock and Common Stock;
●	The liquidation preference value of the Series A Preferred Stock, including accumulated and unpaid dividends;
●	The cost to the Company to raise additional equity capital if funds were to be raised to redeem the Series A Preferred Stock;
●	The exchange ratio necessary to a have a reasonable likelihood of obtaining the affirmative Series A preferred stockholder vote necessary to approve the Preferred Stock Proposal; and
●	An exchange ratio based on the liquidation value of the Series A Preferred Stock and the 20-day volume weighted average price (“VWAP”) of shares of the Common Stock.

No Appraisal Rights

No stockholder of the Company will have appraisal rights, or any contract right to petition for fair value, with respect to the Preferred Stock Proposal, and the Company will not independently provide shareholders with such rights.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences if there is an Exchange to the Company and to U.S. Holders (as defined below) that hold shares of our Series A Preferred Stock as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, all as of the date hereof, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the Exchange to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Exchange.

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This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S-Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our Series A Preferred Stock as part of a hedge, straddle, exchange or other risk reduction transaction, and persons who acquired our Series A Preferred Stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Series A Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Series A Preferred Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Exchange are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Exchange, whether or not they are in connection with the Exchange. This discussion should not be considered as tax or investment advice, and the tax consequences of the Exchange may not be the same for all shareholders. Each stockholder should consult their own tax advisors to understand the tax consequences of the Exchange with respect to their circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Series A Preferred Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE EXCHANGE

Tax Consequences to the Company

The Exchange should be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. As a result, the Company should not recognize taxable income, gain or loss in connection with the Exchange.

Tax Consequences to U.S. Holders

Provided the Exchange qualifies as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss in connection with the Exchange for U.S. federal income tax purposes; provided that the greater of (i) the fair market value or (ii) the liquidation preference of our common stock received in the Exchange is less than or equal to the issue price of our Series A Preferred Stock surrendered in the Exchange. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Exchange should equal the aggregate tax basis of the shares of our Series A Preferred Stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Exchange should include the holding period in the shares of our Series A Preferred Stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Series A Preferred Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Series A Preferred Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you if the Exchange were to occur.

Required Vote

The affirmative vote of the holders of two-thirds (66 2/3%) of the Series A Preferred Stock that is outstanding and entitled to vote at the Special Meeting is required to approve the Preferred Stock Proposal. You may vote for, against or expressly abstain with respect to this proposal. The Preferred Stock Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will have the effect of votes “against” this proposal.

Our Board recommends a vote “FOR” the approval of the Preferred Stock Proposal.

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PROPOSAL 2:  ADJOURNMENT PROPOSAL

General

We are asking you to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal.

If the Series A Preferred Shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Series A Preferred Shareholders that have previously returned properly executed proxies voting against the approval of the Preferred Stock Proposal.

We do not intend to call a vote on this proposal if the Preferred Stock Proposal is approved at the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the shares of Series A Preferred Stock present or represented by proxy at the Special Meeting is required for the Adjournment Proposal; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock represented thereat is required for the Adjournment Proposal. Approval of this Adjournment Proposal is not a condition to the approval of the Preferred Stock Proposal. You may vote for, against or expressly abstain with respect to this proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the effect of a vote “against” this proposal.

Our Board recommends a vote “FOR” the approval of the Adjournment Proposal, if necessary or appropriate.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

General

The following description is a summary of the material terms of our Series A Preferred Stock as currently in effect. This summary is subject to, and qualified in its entirety by, the rights, preferences, powers, and privileges of the Preferred Stock Certificate, which were filed with the SEC as exhibits to various Current Reports on Form 8-K.

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 7,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is VStock Transfer, whose principal business address is 18 Lafayette Place, Woodmere, New York 11598.

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Listing

The Series A Preferred Stock is currently traded on the Nasdaq Global Market under the trading symbol “CCLDP.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We have the right to redeem the Series A Preferred Stock. We also have the right to redeem the Series A Preferred Stock upon a change of control. A description of these redemption rights are described in the section entitled “Redemption” below. Currently, we are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our Common Stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness payable to our Common Stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock are payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock are credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which is the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A Preferred Stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A Preferred Stock are authorized by our Board of Directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board of Directors. No interest, or sum in lieu of interest, is payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock is first credited against the earliest accumulated but unpaid dividend due with respect to those shares.

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Future distributions on our common stock and preferred stock, including the Series A Preferred Stock, are at the discretion of our Board of Directors and depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our Board of Directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our Series A Preferred Stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) may be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by exchange into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which does not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

During December 2023, the Company suspended the payment of dividends on both the Series A and Series B Preferred Stock. The Board of Directors will regularly review and consider when the suspension should be lifted.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A Preferred Stock are entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

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Redemption

The Series A Preferred Stock is redeemable by the Company at any time.

Optional Redemption. We may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mahmud Haq, the executive chairman of our Board of Directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Haq or any member of his immediate family, any beneficiary of the estate of Mr. Haq, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ Stock Market.

Redemption Procedures. In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed or given to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of Series A Preferred Stock to be redeemed;
●	the redemption price;
●	the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and
●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the shares of Series A Preferred Stock are to be redeemed, the notice will also specify the number of shares of Series A Preferred Stock to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

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Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock is entitled to one vote. In instances described below where holders of Series A Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series has one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) under these voting rights exceed two.

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If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security exchangeable into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

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No Conversion or Exchange Rights

The Series A Preferred Stock is not convertible or exchangeable into our Common Stock or any other security.

No Preemptive Rights

No holders of the Series A Preferred Stock have any preemptive rights to purchase or subscribe for our Common Stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the Board of Directors.

DIFFERENCES IN RIGHTS OF OUR COMMON STOCK AND SERIES A PREFERRED STOCK

Differences currently in the rights represented by our common stock and the Series A Preferred Stock are summarized below.

Voting Rights	Common Stock: One vote per share on all matters submitted to shareholders.

Preferred Stock: No voting rights other than:

	●	When dividends on the Series A Preferred Stock are in arrears for eighteen months (whether or not consecutive), the holders of Series A Preferred Stock (voting together as a single class with all other equity securities of the Company ranking on a parity with the preferred stock as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred and are exercisable) shall be entitled to elect a total of two additional directors to the Board until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment;
	●	When any action is to be taken to authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or to reclassify any authorized equity securities of the Company into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; and
	●	When any action is to be taken to amend, alter or repeal the provisions of the Charter so as to materially and adversely affect any right, preference or voting power of the Series A Preferred Stock.

Dividend Rights

Common Stock: The payment of dividends on our common stock is at the discretion of our Board. No dividends can be paid on our common stock without the approval of our senior lender and until all unpaid dividends on our preferred stock are paid in full. We do not anticipate that any dividends will be declared or paid on shares of common stock in the foreseeable future.

Preferred Stock: Dividends on the Series A Preferred Stock are payable monthly in cash when, as and if declared by the Board and accumulate at a rate of 11% per annum which amount equals $.2292 per share per month. In December 2023, the Company suspended the payment of dividends. During this suspension, dividends will continue to accrue in arrears.

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Optional Redemption	Common Stock: We do not have right to redeem common stock.

Preferred Stock: The Company, at its option, upon giving notice to the Series A Preferred Holders, may redeem the Series A Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption.

Mandatory Redemption	Common Stock: Holders have no right to require redemption.

Preferred Stock: Holders have no right to require redemption.

Optional Conversion	Common Stock: Not convertible.

Preferred Stock: Not convertible.

Forced Conversion	Common Stock: We have no right to force a conversion of common stock into another security.

Preferred Stock: We have no right to force a conversion of the Series A Preferred Stock into another security, except by amending the terms of the Series A Preferred Stock Certificate with the consent of the holders of two-thirds (66 2/3%) of the outstanding Series A Preferred Stock in such series (if the changes are adverse to the holders of the Series A Preferred Stock).

Liquidation	Common Stock: Distributions only made to holders of common stock if liquidation preferences of the Company’s preferred stock are satisfied.

Preferred Stock: Series A Preferred Holders are entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to the date of payment (whether or not declared) before any distribution of assets is made to holders of common stock and any other shares of equity securities of the Company that rank junior to the Series A Preferred Stock as to liquidation rights.

DIVIDEND POLICY AND DIVIDENDS PAID ON OUR COMMON STOCK

Dividend distributions will be made at the discretion of the Board of Directors and will depend on earnings, financial condition, cost of equity, investment opportunities and other factors the Board may deem relevant. Dividends on the common stock are subject to the approval of our senior lender. In addition, accumulated, accrued and unpaid dividends on our preferred stock must be paid prior to the declaration of any dividends on our common stock. The preferred stock dividends have been suspended since December 2023. We do not expect to declare any cash or stock dividend distributions on our Common Stock in the near future.

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STOCK OWNERSHIP MATTERS

The following table sets forth information, as of [__________], concerning:

-	Each person or group of persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission (“SEC”).

-	Each person who has been a director or executive officer of the Company since the beginning of the last fiscal year.

-	Each nominee for the Board of Directors.

-	Each associate of any of the foregoing persons.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873. Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of [__________] (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 16,145,187 shares of Common Stock outstanding as of [__________] and 1,482,792 shares of Series B Preferred Stock outstanding as of [__________]. None of our directors or executive officers owned Series A Preferred Stock as of [__________].

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class	Preferred Stock - Series A Beneficially Owned	Percent of Class	Preferred Stock - Series B Beneficially Owned	Percent of Class
Directors and Named Executive Officers
Mahmud Haq, Executive Chairman	5,034,520	31.2%	-	-	5,480	0.4%
A. Hadi Chaudhry, CEO	114,892	0.7%	-	-	-	-
Stephen A. Snyder, President	229,495	1.4%	-	-	22,990	1.6%
Norman Roth, Interim CFO	96,700	0.6%	-	-	-	-
Anne M. Busquet	238,888	1.5%	-	-	-	-
John N. Daly	64,250	0.4%	-	-	-	-
Bill Korn	160,383	1.0%	-	-	10,800	0.7%
Cameron P. Munter	176,500	1.1%	-	-	-	-
Lawrence S. Sharnak	71,500	0.4%	-	-	-	-
All current directors and executive officers as a group (9 persons)	6,187,128	38.3%	-	-	39,270	2.7%

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The following table sets forth, based on information we have been provided, the beneficial ownership of the outstanding shares of Series A Preferred Stock as of [_______] with respect to each person who we know to be the beneficial owner of more than 5% of our issued and outstanding Series A Preferred Stock. None of our directors or executive officers owned Series A Preferred Stock as of [_______]. Each share of Series A Preferred Stock has one vote.

	Series A Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
iShares Preferred and Income Securities ETF/PFF/NASDAQ 702 King Farm Blvd, Ste 400 Rockville, MD 20850	561,215	12.4%

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Series A Preferred Stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of [_______] (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposed of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 4,526,231 shares of Series A Preferred Stock outstanding as of [_______].

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Series A Preferred Shareholders. We have not been informed by any of our Series A Preferred Shareholders of any intention to propose any other matter to be acted upon at the Special Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Special Meeting. As to any such other business that may properly come before the Special Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless we receive contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Notice of Internet Availability by sending a written request to us at Investor Relations, CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873, or by calling us at (732) 873-5133, x134. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements, if any, Notices of Internet Availability, and annual reports of the Company.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

If you have questions about the Special Meeting, you can contact the information agent at:

Alliance Advisors, LLC

200 Broadacres Dr, 3rd Floor

Bloomfield, NJ 07003

Call: 844-874-6164

Email: CareCloud@allianceadvisors.com

16

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2025 Annual Meeting of Shareholders must be received by us not later than January 3, 2025. If we hold our 2025 Annual Meeting of Shareholders more than 30 days before or after June 17, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Shareholders), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Assistant Corporate Secretary, CareCloud, Inc., 7 Clyde Road, Somerset, New Jersey 08873.

Our bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Shareholders only by or at the direction of our Board of Directors or by a shareholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. Notice of Shareholder proposals for the 2025 Annual Meeting of Shareholders, other than proposals intended for inclusion in our proxy statement as set forth in the preceding paragraph, must be received by the Assistant Corporate Secretary at our principal executive offices between February 17, 2025 and March 19, 2025. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. In addition to satisfying the deadlines in the advance notice provision of our bylaws, a stockholder who intends to solicit proxies in support of director nominees, other than our nominees, for our 2025 Annual Meeting of Shareholders must provide the notice required under Rule 14a-19 under the Exchange Act to our Assistant Corporate Secretary no later than April 18, 2025.

Only such proposals as are (1) required by the rules of the SEC and (2) permissible under the Delaware General Corporation Law will be included on the 2025 Annual Meeting of Shareholders agenda. If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and a copy of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the SEC, accompanies this Proxy Statement. Such reports include our financial statements and certain other financial information, which are incorporated by reference herein.

A copy of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q will be mailed without charge to any beneficial owner of our Series A Preferred Stock, upon written or oral request. Requests for the Annual Report on Form 10-K and/or the Quarterly Report on Form 10-Q should be addressed to: Investor Relations, CareCloud, Inc., 7 Clyde Road, Somerset, NJ 08873 or by telephone at (732) 873-5133, x134. The Form 10-K and Form 10-Q include certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and Form 10-Q and exhibits therein may also be obtained from our investor relations website, http://www.viewproxy.com/carecloud/2024sm or directly from the SEC’s website, http://www.sec.gov/edgar.shtml.

17

PROXY

CARECLOUD, INC.

PROXY FOR SPECIAL MEETING OF SERIES A PREFERRED SHAREHOLDERS TO BE HELD AUGUST 23, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Series A Preferred Shareholder(s) hereby appoint(s) Mahmud U. Haq, A. Hadi Chaudhry, Stephen Snyder and Norman Roth and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of CareCloud, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Series A Preferred Shareholders, to be held at 11:00 AM, Eastern Time, on August 23, 2024, at the Company’s headquarters located at 7 Clyde Road, Somerset, New Jersey 08873, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please check here if you plan to attend the Special Meeting of Series A Preferred Shareholders on August 23, 2024 at 11:00 a.m. local time. ☐

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

▲       PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.       ▲

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Series A Preferred Shareholders to be held August 23, 2024

The 2023 Annual Report, the Q1 Form 10-Q, the Proxy Statement, and
Explanatory Materials of CareCloud, Inc. are available at:

http://www.viewproxy.com/carecloud/2024sm

Please mark your votes as in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Date:________________________________, 2024

____

Signature(s) of Shareholder(s)

____

Title (if applicable)

CONTROL NUMBER

→ [ ]

As a Series A Preferred Shareholder of CareCloud, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 21, 2024.

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/CCLD

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Appendix A

CareCloud, Inc.

NINTH AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF 11% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Pursuant to Section 151 of the

Delaware General Corporation Law

CareCloud, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law and by the holders of the Corporation’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) pursuant to Section 8(e) of the Existing Certificate.

WHEREAS, the Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, comprised of 7,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences and other rights of any wholly unissued series of Preferred Stock and the number of shares constituting any such series;

WHEREAS, pursuant to this authority, the Board of Directors previously fixed the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, consisting of 4,526,231 shares, as evidenced by the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on July 6, 2016, as further amended by the First Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on September 21, 2017, as further amended by the Second Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on March 23, 2018, as further amended by the Third Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on September 25, 2018, as further amended by the Fourth Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on January 9, 2020, as further amended by the Fifth Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on May 19, 2020, as further amended by the Sixth Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on July 9, 2020, as further amended by the Seventh Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on January 27, 2022, as further amended by the Eighth Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights filed with the Secretary of State of the State of Delaware on June 15, 2022 (as amended, the “Existing Certificate”);

A-1

WHEREAS, on [___________], the Board of Directors approved and adopted the following resolution for purposes of amending certain provisions of the Series A Preferred Stock; and

WHEREAS, on [___________], pursuant to Section 8(e) of the Existing Certificate, the holders of more than two-thirds of the shares of Series A Preferred Stock then outstanding, voting separately as a class, approved the following resolution to amend the Existing Certificate.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors and holders of the Series A Preferred Stock in accordance with the provisions of the Amended and Restated Certificate of Incorporation and the Existing Certificate, the Board of Directors and holders of the Series A Preferred Stock hereby authorize the following amendments to the Existing Certificate:

A.	The title of the Existing Certificate is hereby amended to read in its entirety as follows:

CARECLOUD, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF 8.75% SERIES A CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK, AS AMENDED

B.	Paragraph 1 of the Existing Certificate (Designation and Amount) is hereby amended to read in its entirety as follows:

1.	Designation and Amount. The shares of such series of Preferred Stock shall be designated as “8.75% Series A Cumulative Redeemable Perpetual Preferred Stock” and the number of shares constituting such series shall be 4,526,231 shares.

C.	Paragraph 4 of the Existing Certificate (Dividends) is hereby amended so that (i) all references to the per annum dividend rate is amended from 11% to 8.75% per annum, and (ii) all references per annum dividend amount per share is amended from $2.75 to $2.1875 per share per annum.

D.	Paragraph 6 of the Existing Certificate (Redemption) is hereby amended so that:

(I)	The following two sentences are added to the end of Paragraph 6(c) of the Existing Certificate:

If the Corporation does not elect to redeem shares of Series A Preferred Stock as described in this Section 6(c), holders of Series A Preferred Stock may, upon written notice to the Corporation, exchange some or all of the shares of Series A Preferred Stock held by such holder into a number of shares of Common Stock per share of Series A Preferred Stock equal to the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends by (2) the Common Stock Price for such Change of Control.

A-2

The “Common Stock Price” for any Change of Control will be: (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash, or if consideration cannot be determined or no consideration is received by holders of Common Stock (x) the average of the closing prices for Common Stock on the principal U.S. securities exchange on which Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Common Stock is not then listed for trading on a U.S. securities exchange.

(II)	The definition of “Change of Control” is hereby amended by adding the following clause at the end Paragraph 6(d) of the Existing Certificate: “or, alternatively, Series A Preferred Stock is no longer listed on the NYSE, the NYSE MKT or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.”

(III)	The following clause is inserted in Paragraph 6(k) of the Existing Certificate: “, except as set forth in Section 6(c) with respect to the right of holders of Series A Preferred Stock to exchange their shares of Series A Preferred Stock” so that Paragraph 6(k) reads in its entirety as follows:

(k) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and, except as set forth in Section 6(c) with respect to the right of holders of Series A Preferred Stock to exchange their shares of Series A Preferred Stock, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

A-3

E.	Paragraph 7 of the Existing Certificate is hereby amended to read in its entirety as follows:

7. Mandatory Exchange.

(a) The Corporation shall have the right, at its option, to cause the outstanding shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, to be automatically exchanged for a number of shares of Common Stock (the “Exchange Shares”) per share of Series A Preferred Stock equal to the quotient obtained by dividing (1) the sum of (a) the $25.00 per share liquidation preference, and (b) the amount of any accumulated and unpaid dividends on such share being exchanged by (2) the Exchange Price.

(b) The “Exchange Price” shall be the volume weighted average price of the shares of Common Stock traded on the Nasdaq Global Market, or any other national securities exchange on which the shares of Common Stock are then traded (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation) for the twenty trading days ending on the first trading day immediately preceding the Mandatory Exchange Date.

(c) To exercise the mandatory exchange right described in Section 7(a), the Corporation must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if neither service is available, another broadly disseminated news or press release service selected by the Corporation) announcing such mandatory exchange. The Corporation shall also provide written notice to all the holders of the Series A Preferred Stock no later than the date of the press release of the Corporation’s election to mandatorily exchange the Series A Preferred Stock. The exchange date in connection with a mandatory exchange (the “Mandatory Exchange Date”) shall be the date on which the Corporation issues the press release described in this Section 7(c).

(d) In addition to any information required by applicable law or regulation, the press release shall state, as appropriate: (i) the Mandatory Exchange Date; (ii) the number of Exchange Shares to be issued upon exchange of each share of Series A Preferred Stock; and (iii) that dividends on the Series A Preferred Stock to be exchanged will cease to accrue on the Mandatory Exchange Date.

(e) Except as otherwise expressly provided for herein, upon the occurrence of a mandatory exchange described in Section 7(a), the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender their shares of Series A Preferred Stock at the offices of the Corporation or its transfer agent for the Common Stock. As soon as practicable thereafter (but in any event within 10 Business Days), the Corporation shall issue and deliver to such holder the number of Exchange Shares into which the shares of Series A Preferred Stock so surrendered were exchangeable on the Mandatory Exchange Date.

A-4

(f) On and after the Mandatory Exchange Date, dividends shall cease to accrue on the Series A Preferred Stock called for a mandatory exchange pursuant to this Section 7 and all rights of holders of such Series A Preferred Stock shall terminate except for the right to receive the Exchange Shares with such adjustment for fractional shares set forth in Section 7(g). The full amount of any dividend payment with respect to the Series A Preferred Stock for which the relevant Mandatory Exchange Date occurs during the period beginning on, and including, any Dividend Record Date for a declared dividend and ending on, and including, the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date notwithstanding the mandatory exchange of such Series A Preferred Stock. Except as provided in the immediately preceding sentence with respect to a mandatory exchange pursuant to Section 7, no payment or adjustment shall be made upon exchange of Series A Preferred Stock for accumulated dividends thereon or dividends with respect to the Common Stock issued upon such exchange thereof.

(g) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exchange of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exchange of Series A Preferred Stock, the Corporation shall round up to the next whole share of Common Stock issuable upon the exchange of shares of Series A Preferred Stock. The determination as to whether any fractional shares of Common Stock shall be rounded up shall be made with respect to the aggregate number of shares of Series A Preferred Stock held by a holder and being exchanged at any one time, not with respect to each share of Series A Preferred Stock held by such holder being exchanged, so that no more than one rounded share of Common Stock shall be issued to a holder in any one exchange.

(h) If less than all of the outstanding Series A Preferred Stock is to be exchanged, the Series A Preferred Stock to be exchanged shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

(i) If the Common Stock issuable upon the exchange of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a merger, consolidation, sale of all or substantially all of the Corporation’s assets to any other person or the disposition of more than 50% of the voting power of the Corporation), then and in each such event the Corporation shall have the right thereafter to exchange each share of Series A Preferred Stock into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been exchanged immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(j) Notwithstanding anything in this Section 7 to on the contrary, any mandatory exchange pursuant to this Section 7 shall only be effected to the extent permitted and also in accordance with all applicable laws, rules and regulations, including the Delaware General Corporation Law, federal securities laws, and the applicable listing rules for any U.S. securities exchange for which the Corporation has listed its Series A Preferred Stock and/or Common Stock.

A-5

IN WITNESS WHEREOF, the Corporation has caused this Ninth Amendment to the Amended and Restated Certificate of Designations, Preferences, and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock to be signed in its name and on its behalf on this ___ day of ___, 2024.

CareCloud, Inc.

By:
Name:
Title:

A-6